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                                                                     EXHIBIT 3.7

                                 CERTIFICATE OF

                       DESIGNATION, PREFERENCES AND RIGHTS

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                                  EPIGEN, INC.


         EPIGEN, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, does hereby
CERTIFY:

         1. The Certificate of Incorporation, as amended, of the Corporation fixes the total number of shares of all classes of capital stock which the Corporation shall have authority to issue as Sixty-Five Million (65,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $.001 per share (the "Common Stock"), and Fifteen Million (15,000,000) shares shall be shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

         2. The Certificate of Incorporation, as amended, of the Corporation, expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors as are not stated and expressed in its Certificate of Incorporation, as amended.

         3. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors, at a meeting duly held on June 17, 1996, at which a quorum was duly present and acting throughout, duly authorized and adopted the provisions set forth in the following resolution providing for an issue of a series of its Preferred Stock to be designated "Series B Preferred Stock":

         RESOLVED, that an issue of a series of the Preferred Stock, par value $.001 per share, of the Corporation consisting of Four Million (4,000,000) shares is hereby provided for, and the voting


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power, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, are fixed hereby as follows:

                  1. Designation. The designation of such series shall be "Series B Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock") and the number of shares constituting such series is Four Million (4,000,000). The number of authorized shares of Series B Preferred stock may be increased or reduced by further resolutions of the board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction has been so authorized, but the number of shares of Series B Preferred Stock shall not be reduced below 4,000,000 unless there shall be less than 4,000,000 shares of Series B Preferred Stock outstanding, in which case the number of shares of Series B Preferred Stock may be reduced to a number of shares equal to the number of such shares outstanding from time to time. Shares of Series B Preferred Stock may either be evidenced by certificates or may be uncertificated in the discretion of the Corporation's Board of Directors; provided, however, that if any such shares are not evidenced by certificates, the Board of Directors of the Corporation shall cause to be made in the Corporation's stockholder ledger an entry listing the name and address of each holder of such shares, the date of issuance of such shares to each such holder and the number of such shares so issued.

                  2. Dividends. The Series B Preferred Stock shall be entitled to an annual dividend equal to 25% of the Corporation's net profits before taxes for each of the Corporation's fiscal years, or portions thereof, beginning on July 1, 1996 until such time as the holders of Series B Preferred Stock shall have received an aggregate amount equal to $.70 per share (the "Minimum Dividend"). From and after the date on which the holders of Series B Preferred Stock have received the Minimum Dividend the holders of Series B Preferred Stock shall be entitled to receive dividends if, as and when declared by the Corporation's Board of Directors, in the same manner and in the same amounts as the holders of the Corporation's Common Stock, $.001 per share. The Minimum Dividend on outstanding shares of Series B Preferred Stock shall accrue and be cumulative from the date of issuance thereof and shall be payable, out of funds legally available therefor, if, as and when declared, by the Board of Directors on March 31 of each year commencing on March 31, 1997 until the Minimum Dividend shall have been paid in full. Each payment in respect of the Minimum Dividend shall be payable to the holders of


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         record of shares of Series B Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding thirty (30) days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. In the event that there shall be outstanding shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock, the Corporation, in making any dividend payment on account of the Series B Preferred Stock or such other series of Preferred Stock shall make such dividend payments in proportion to the respective amounts of dividends in arrears for all such outstanding shares of Series B Preferred Stock and such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears to the date of such payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the Series B Preferred Stock for any period less than a full fiscal year shall be computed on the basis of a 360 day year consisting of twelve 30 day months.

                  3. Redemption. The shares of Series B Preferred Stock shall not be subject to mandatory redemption. Any outstanding shares of Series B Preferred Stock may be redeemed by the Corporation at the discretion of the Board of Directors of the Corporation.

                  4. Shares to be Retired. All shares of Series B Preferred Stock redeemed or purchased by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred Stock.

                  5. Conversion or Exchange. The holders of Series B Preferred Stock shall have no right to convert all or any portion of such shares of Series B Preferred Stock into shares of the Corporation's Common Stock or any other securities of the Corporation.

                  6.  Certain Adjustments.

                  (a) Stock Dividends, Splits and Combinations. If at any time or from time to time, the holders of Common Stock become entitled to receive additional shares or less shares because of a stock dividend, stock split or combination of shares, the number of outstanding shares of Series B Preferred Stock shall be proportionately and correspondingly adjusted.


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                  (b) Reclassifications. If at any time or from time to time, the holders of Common Stock become entitled to receive a different class of stock (the "Entitlement Event"), any holder of outstanding shares of Series B Preferred Stock shall be entitled to receive the same number and kind of shares of stock as a holder of shares of the Common Stock immediately prior to the Entitlement Event was eligible to receive with respect to such Common Stock pursuant to the Entitlement Event. This provision shall include any reclassification in connection with a merger of another corporation into the Corporation.

                  (c) Certain Distributions. So long as the Minimum Dividend in respect of outstanding or redeemed shares of Series B Preferred Stock remains unpaid, the Corporation may not declare or pay to the holders of its Common Stock any extraordinary distribution consisting of cash, debt securities or property including stock of a subsidiary as a spin-off or split-off. An extraordinary distribution shall mean any distribution other than periodic payments of cash dividends from profits intended to be regular and recurring. The value of any extraordinary distribution shall be conclusively determined in good faith by an affirmative vote of the Board of Directors of the Corporation.

                  (d) Merger into or Sale of Assets to Another Corporation. If at any time or from time to time, the holders of the Common Stock become entitled to receive stock, securities, property or cash (or any combination of them) by reason of a capital reorganization or dissolution, liquidation or winding-up of the Corporation, a merger with, a consolidation of the Corporation into, a sale of all or substantially all of the assets of the Corporation to, another corporation (the "Reorganization Event"), each holder of shares of Series B Preferred Stock shall be entitled to receive the same stock, securities, property or cash (or combination of them) as a holder of the same number of shares of the Common Stock was eligible to receive with respect to such Common Stock pursuant to the Reorganization Event.

                  (e) Preservation of Accrued Dividends. Notwithstanding the conversion of any shares of Series B Preferred Stock into Common Stock or other securities of the Corporation or any successor thereof, any accrued but unpaid dividends (whether or not such dividends have been declared) existing prior to the date of such conversion shall continue to be owed to the holders of shares of Series B Preferred Stock who


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         shall have converted their shares of Series b Preferred Stock whether by force of law or otherwise.

                  7. Voting Rights. The holders of shares of Series B Preferred Stock shall be entitled, at all meetings of the Stockholders of the Corporation and on all occasions where stockholders are entitled to vote or give their consent, to one (1) vote for each share of Series B Preferred Stock owned by them. The holders of shares of Series B Preferred Stock shall vote with the holders of shares of Common Stock as a single class, except to the extent that holders of Common Stock or holders of Series B Preferred Stock shall be entitled to vote as a separate class pursuant to the General Corporation Law of the State of Delaware.

                  8. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock shall entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such distribution junior to the Series B Preferred Stock, an amount equal to the aggregate unpaid Minimum Dividend prior to the date fixed for payment of such distribution (whether or not such dividend has been declared). If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series b Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series B Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the Series B Preferred Stock shall be entitled to further participation in any distribution of assets by the Corporation to the same extent as the holders of the Corporation's Common Stock. The consolidation or merger of the Corporation with or into any other corporation, or the sale of substantially all of the assets of the Corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the Series B Preferred Stock.


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                  9. Limitations on Dividends on Junior Ranking Stock. So long as any Series B Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets junior to the Series B Preferred Stock (any such junior ranking stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections (a) and (b) shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

         (a) Full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock; and

         (b) The Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock.

         For purposes of this Section 9, the shares of the Corporation's Series A Preferred Stock outstanding from time to time shall be deemed to rank pari passu with the outstanding shares of Series B Preferred Stock in respect of the payment of dividends.

                  10. Restrictions on Transfer.

         (a) Restrictions on Transfer. Neither the Series B Preferred Stock, nor any interest therein, shall be transferable except upon the conditions specified in this Section 10, which conditions are intended to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws in respect of the transfer of any such securities or any interest therein.

         (b) Restrictive Legend. Each certificate, if shares of Series b Preferred Stock shall issued in certificated form, shall (unless otherwise permitted by the provisions of this Section 10) include a legend in a form similar to the following:


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                  NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE
         SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER SUCH SECURITIES NO ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

         (c) Stop Transfer Legend. If shares of Series B Preferred Stock shall issued in uncertificated form (unless otherwise permitted by the provisions of this Section 10), the Corporation shall cause its agent for transfer of its securities to place a "stop transfer" legend on the Corporation's stock transfer ledger or other similar records prohibiting the transfer of the shares of Series B Preferred Stock or securities into which such shares have been converted unless the holder thereof shall have complied with the provisions of this Section 10.

         (d) Notice of Proposed Transfer. Each holder of shares of Series B Preferred Stock, by his acceptance of such shares, agrees to comply in all respects with the provisions of this Section 10. Prior to any proposed transfer of any shares of Series B Preferred Stock, except in the case of registration thereof pursuant to the Securities Act of 1933, as amended, the holder thereof shall give written notice to the Corporation of such holder's intention of effect such transfer. Each such notice shall describe the manner and circumstances of such transfer in reasonable detail, and shall be accompanied by (i) a written opinion of counsel reasonable satisfactory to the Corporation, addressed to the Corporation, to the effect that the proposed transfer may be effected without registration of the Series A Preferred Stock, or (ii) written assurance from the Securities Exchange Commission ("SEC") that the SEC will not recommend any action be taken by it in the event such transfer is effected without registration under such Act. Such proposed transfer may be effected only if the Corporation shall have received such notice and such opinion of counsel or written assurance, whereupon the holder of such shares of Series B Preferred Stock shall be entitled to transfer such shares of Series B Preferred Stock in accordance with the terms of such notice. Each certificate evidencing shares of Series B Preferred Stock so transferred shall bear the legend set forth in Section 10(b) hereof, and each uncertificated share of Series B Preferred Stock so transferred shall have entered against it in the Corporation's stock transfer ledger or other similar records a "stop transfer" legend, except that either such legend may be removed if the opinion of counsel or written assurance is to the further effect that no such legend nor the restrictions on transfer in this Section 10 are required in order to ensure compliance with such Act.

         11.      Preemptive Rights.  The holders of shares of Series B


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         Preferred Stock shall not be entitled to any preemptive or preferential rights for the subscription to any shares of any capital stock of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James F. Mongiardo, its President, who affirms, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true, as of the 17th day of June, 1996.

                                                 EPIGEN, INC.


                                                 By:/s/ James F. Mongiardo
                                                 Name: James F. Mongiardo
                                                 Title: President


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